UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 2, 2015

EXPRESS SCRIPTS HOLDING COMPANY

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	001-35490	45-2884094
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Express Way, St. Louis, MO (Address of Principal Executive Offices)	63121 (Zip Code)

Registrant’s telephone number including area code: 314-996-0900

No change since last report

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

On December 2, 2015, the Board of Directors of Express Scripts Holding Company (the “Company”) approved an increase in the authorized number of shares that may be repurchased under the Company’s share repurchase program (the “Repurchase Program”) by an additional 60 million shares, or a total authorization of 265 million shares (including shares previously purchased), of the Company’s common stock (as adjusted for any subsequent stock split, stock dividend or similar transaction). The Repurchase Program is of indefinite duration. The purchases may be effected by means of open market transactions, privately negotiated transactions, accelerated share repurchase programs, or otherwise, at management’s discretion, including pursuant to a trading plan pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). There can be no assurance as to the precise number of shares that will be repurchased under the Repurchase Program, or the aggregate dollar amount of the shares purchased. Depending on market conditions, regulatory, legal and contractual requirements and other factors, repurchases may be made at any time or from time to time, without prior notice. The Company may suspend or discontinue the program at any time. On December 3, 2015, the Company issued a press release announcing the matters described in this Item 7.01. A copy of the press release is furnished as Exhibit 99.1 hereto.

The information furnished pursuant to Item 7.01 of this Form 8-K, including the press release furnished as Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits

(d) The following Exhibit is furnished as part of this report on Form 8-K.

Exhibit 99.1	Press Release, dated December 3, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EXPRESS SCRIPTS HOLDING COMPANY

Date: December 3, 2015	By:	/s/ Martin P. Akins
Martin P. Akins Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit 99.1	Press Release, dated December 3, 2015.